Exhibit 12

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        UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
        -------------------------------------------------
                  (In Thousands, Except Ratios)
                           (Unaudited)


                                                         Three Months
                                                        Ended March 31,
                                                  -------------------------
                                                     1997            1996
                                                  -------------------------
Earnings:
  Income from continuing operations..............  $127,811       $107,061

  Undistributed equity earnings..................    (7,854)       (11,894)
                                                   --------       --------
            Total................................   119,957         95,167
                                                   --------       --------

Income Taxes.....................................    76,856         31,269
                                                   --------       --------
Fixed Charges:
  Interest expense including amortization of
      debt discount..............................   149,862        116,862

  Portion of rentals representing an interest
      factor.....................................    49,297         28,130
                                                   --------       --------
            Total................................   199,159        144,992
                                                   --------       --------
Earnings available for fixed charges.............  $395,972       $271,428
                                                   ========       ========

Fixed Charges -- as above........................  $199,159       $144,992

Interest capitalized.............................        --             --
                                                   --------       --------
            Total fixed charges..................  $199,159       $144,992
                                                   ========       ========

Ratio of earnings to fixed charges (Note 5)......       2.0            1.9
                                                   ========       ========
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